UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2024

Enfusion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40949	87-1268462
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 South Clark Street, Suite 750	60603
Chicago, Illinois
(Address of principal executive offices)	(Zip code)

(312) 253-9800
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ENFN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2024, Enfusion, Inc. (the “Company”) announced the appointment of Valeria Gutowski to the position of Chief Accounting Officer of the Company, effective January 15, 2024, upon which she became the Company’s principal accounting officer.

Since joining the Company in March of 2022, Ms. Gutowski, age 42, has been the Company’s Financial Controller. Prior to joining the Company, she was the Director of SEC, Technical Accounting and Strategic Initiatives at R. R. Donnelley & Sons Company, a provider of marketing, packaging, print, and supply chain solutions, from March of 2020 to March of 2022 and Senior Managing of Technical Accounting at Navistar Inc., a manufacturer of commercial vehicles and equipment, from June of 2018 to March of 2020. Prior to that, she spent 13 years with Ernst & Young LLP, holding positions of increasing responsibility primarily within the firm’s audit practice. She holds a Bachelor of Science in Finance from Brigham Young University, and a Master of Science in Accounting from the University of Notre Dame, and is a Certified Public Accountant.

In connection with her appointment as Chief Accounting Officer, Ms. Gutowski entered into a new Scope of Employment Appendix, with a commencement date of January 15, 2024, which modified her existing Employment Agreement, which has an effective date of February 7, 2022 (as modified, the “Employment Agreement”). Pursuant to her Employment Agreement she will (a) receive an annual base salary of $310,000, (b) have an annual discretionary target bonus of  up to 30% of her base salary, and (c) be eligible to participate in the Company’s long-term equity incentive plan for executives, pursuant to which she is eligible to be granted restricted stock units that have a grant value equal to 25% of her base salary.

Under the Employment Agreement, Ms. Gutowski will be subject to twelve-month post-termination non-compete and non-solicit covenants, a six-month post-termination client competition covenant, and a perpetual confidentiality covenant.

In connection with her appointment, the Company will enter into an indemnification agreement with Ms. Gutowski that is substantially the same as those entered into with other officers of the Company. There are no family relationships between Ms. Gutowski and any director or executive officer of the Company. In addition, Ms. Gutowski has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 – Regulation FD Disclosure

On January 18, 2024, the Company issued a press release announcing the appointment described above.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release issued by the Company on January 18, 2024, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2024	ENFUSION, INC.

	By:	/s/ Matthew R. Campobasso
	Name:	Matthew R. Campobasso
	Title:	General Counsel